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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
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MEDIA CONTACTS:
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Kim Shepherd or Tim Ryan
The Dilenschneider Group
312/553-0700
kshepherd@dgi-chicago.com
tryan@dgi-chicago.com



                E*TRADE SIGNS SECOND INTERNATIONAL JOINT VENTURE
                            AGREEMENT IN SEVEN DAYS

              UK JOINT VENTURE FOLLOWS ENTRY INTO JAPANESE MARKET;
                       ANCHORS E*TRADE PRESENCE IN EUROPE


PALO ALTO, CA, June 11, 1998 E*TRADE Group, Inc. (Nasdaq: EGRP), a leading branded provider of online investing services, today announced the Company has expanded its international network and has gained entry into the potentially lucrative UK online investing market. The announcement, a joint venture between E*TRADE and Electronic Share Information Ltd. (ESI), a leading provider of Internet financial services in the UK, will lead to the eventual creation of E*TRADE UK, and provide E*TRADE with access to ESI's customer base of more than 170,000 investors. ESI is recognized as one of the most innovative and fastest growing Internet-based companies in its market. As the first Web site outside the U.S. to provide real-time equity prices and investment tools, ESI shares E*TRADE's commitment to leveraging the power of technology to provide individual investors with the tools and information needed to take control of their investment decisions. This announcement comes one week after E*TRADE revealed plans to form a joint venture in Japan with Softbank Corp. and establish an E*TRADE brand in that key Asian market.



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E*TRADE UK/PAGE 2

     ESI's comprehensive range of services including detailed research and anytime anywhere access have been well received throughout the UK. Today, ESI's Web site is the second most active site in its category. ESI's customers, the majority of whom are considered "affluent achievers" and "urban venturers," reflect the E*TRADE demographic of an active consumer base attracted to the benefits and convenience of online investing. Once operational, investors throughout the UK, Ireland, Jersey, Guernsey, and the Isle of Man the opportunity to invest online using E*TRADE's proprietary electronic model.

     "This joint venture solidifies E*TRADE's European presence as we work to extend our market penetration around the globe," stated Christos M. Cotsakos, President and Chief Executive Officer of E*TRADE Group, Inc. "In E*TRADE and ESI, we are combining the best of two of the most innovative, leading online financial services organizations in our respective countries to form E*TRADE UK. Just as E*TRADE has carved out a reputation as a market leader and trailblazer in the highly competitive U.S. online investing industry, ESI is widely recognized in the UK and beyond for their leadership role in bringing Web-based financial services to UK investors." Cotsakos continued, "Our combined expertise lends this venture instant credibility and will surely provide E*TRADE UK with a competitive advantage as the European marketplace continues to evolve."

     The new joint venture will be called E*TRADE UK Holdings Limited and will consist of E*TRADE UK Ltd., a new online investing brand, and E*TRADE Share Information Ltd. (formerly ESI), its UK equity information entity. As part of the agreement, E*TRADE Group, Inc. has taken a 27.7% share in E*TRADE UK Holdings on a fully diluted basis. In return, E*TRADE will provide exclusive
rights to utilize the E*TRADE name, technology and product line.   ESI, which is
expected to be fully acquired by the new joint venture company, will contribute its customer base of more than 170,000 private investors, its business infrastructure, equity market information services, and back office systems.



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E*TRADE UK/PAGE 3

     E*TRADE UK Holdings will be headed by ESI's team of Hermann Hauser, Chairman, and Julian Costley, Chief Executive Officer. According to Cotsakos, Messrs. Hauser and Costley bring a wealth of technology knowledge and financial services experience to this venture. Hauser was one of the co-founders of Acorn computers, as well as numerous UK hi-tech companies, and was a creator of the BBC Micro, one of the first computers to be marketed in the UK. A former news executive with Reuters, Costley was also a creator and producer of The Computer Channel, Europe's first subscription television channel in the business market. In addition to Hauser and Costley, the board of E*TRADE UK Holdings will include other board members still-to-be-named by E*TRADE Group, Inc.

     "Our joint venture with E*TRADE represents a milestone for the UK private investor," stated Costley. "I am certain that just like investors in the United States, investors here who want to take control of their financial decisions will be attracted to the access the E*TRADE model provides to financial markets, investment research, news, market analysis and powerful portfolio management tools that have become synonymous with E*TRADE. A service that is as comprehensive and innovative as E*TRADE has previously not been available."

     According to figures provided by IDC Research, there were 5.51 million people accessing the Internet in the UK at the end of 1997. IDC expects this number to grow to 6.7 million by the end of 1998 and exceed 12.28 million by 2001. "This dynamic relationship strategically positions E*TRADE before the second largest market of private investors in the world and a growing, savvy audience of Internet users," added Judy Balint, Senior Vice President, Global Marketing and Strategic Business Development. "Our initial research, as well as that by others in our industry, suggests tremendous opportunity in the UK for a service like E*TRADE."




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E*TRADE UK/PAGE 4

ABOUT ELECTRONIC SHARE INFORMATION (ESI)

     Founded in 1993, Electronic Share Information Ltd. (ESI) has been leading the online revolution of financial services in the UK. As the first Web site outside the U.S. to provide real-time equity prices and share dealing facilities, ESI has continued to bring innovative services to the private investor. ESI's aim is to offer private investors convenience and control of their financial investments.

     ESI at http://www.esi.co.uk provides prices on 4,283 listings of shares,
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gilts, bonds, international stocks and AIM companies and prices on 2,589 unit trusts. This comprehensive service offers private investors access to a wide array of investment information, including portfolio management, charting, news, company financials, five-year price histories and real-time price from the London Stock Exchange.

     ESI has been voted "The Best Personal Investment Site in 1997" by the Wall Street Journal Europe and has won the British Telecom/Sunday Times Superhighway Award for "The Best Internet Site in 1996."

ABOUT E*TRADE

     A leading branded provider of online investing services, E*TRADE has established a popular destination Web site for self-directed investors. The company offers independent investors the convenience and control of automated stock, options, and mutual funds order placement at low commission rates, along with a suite of value-added products and services that can be personalized, including portfolio tracking, Java-based charting and quote applications, real-time market commentary and analysis, news, and other information services.

     Customers can access E*TRADE at http://www.etrade.com on the Internet as
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well as through WebTV; via Prodigy; via AT&T Worldnet; via Microsoft Investor;
by GO ETRADE on CompuServe; with the keyword ETRADE on America Online; via personal digital assistant; and via the TELE*MASTER interactive telephone system. E*TRADE Securities, Inc., and its parent company E*TRADE Group, Inc., are headquartered in Palo Alto, California.

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E*TRADE UK/PAGE 5

     E*TRADE is a registered trademark of the Company. TELE*MASTER is a trademark of E*TRADE Securities, Inc. All other trademarks are properties of their respective owners. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.

     The uncertainties and risks include, but are not limited to, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures, system failures, economic and political conditions, and the introduction of competing products having technological and/or other advantages. Further information about these matters can be found in the information included in the annual report filed by the Company with the SEC on Form 10-K and quarterly reports on Form 10-Q.

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